UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018 (May 25, 2018)

Nemus Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 North Marina Drive, Long Beach, CA 90803

(Address of principal effective offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 396-0330

_____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Cesario Employment Agreement

On May 26, 2018, and as previously announced, Douglas Cesario was appointed as the Chief Financial Officer of Nemus Bioscience, Inc. (the “Company”). Mr. Cesario, who will also be the Company’s principal financial and accounting officer, replaces Ms. Elizabeth Berecz in these positions.

In connection with his appointment, Mr. Cesario and the Company entered into an employment agreement on May 25, 2018 (the “Cesario Employment Agreement”), which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The following description of the Cesario Employment Agreement is qualified in its entirety by reference to such Exhibit.

The Cesario Employment Agreement provides for an annual base salary of $250,000 per year and an annual discretionary bonus based in part on Mr. Cesario’s achievement of milestones agreed to by the Board of Directors (the “Board”) or the Compensation Committee of the Board. Mr. Cesario will also receive the normal benefits available to other similarly situated executives and will be entitled to severance pay under the circumstances described below.

Mr. Cesario’s employment with the Company is at-will. Except for termination of Mr. Cesario’s employment for “Cause,” “By Death or By Disability” (as such terms are defined in the Cesario Employment Agreement), Mr. Cesario will be entitled to payment of an amount equal to a minimum of six months of Mr. Cesario’s then-current base salary; and after three years of employment, Mr. Cesario will be entitled to an additional two months of his then-current base salary for each year he is employed beyond the initial three years of employment by the Company, to a maximum of 12 months.

The Cesario Employment Agreement also contains certain restrictive covenants, including an indefinite confidentiality and non-solicitation clause.

The information disclosed in Items 3.02 and 5.02 of this Current Report on Form 8-K are incorporated into this Item 1.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities

As further described in Item 5.02 of this Report, (i) pursuant to the Cesario Employment Agreement, on May 31, 2018, the Company entered into a stock option award agreement with Mr. Cesario pursuant to which Mr. Cesario will be granted non-qualified stock options to purchase an aggregate of 1,195,073 shares of the Company’s common stock at an exercise price of $0.245 per share on July 23, 2018 (the “Cesario Options”). The issuance and sale of the Cesario Options is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder, because the transaction did not involve a public offering. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Cesario Options.

The information disclosed in Item 5.02 of this Report is incorporated into this Item 3.02 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer and Appointment of New Chief Financial Officer

As described in Item 1.01 above and as previously announced, effective May 25, 2018, Elizabeth Berecz separated as Chief Financial Officer of the Company and Douglas Cesario was appointed as Chief Financial Officer of the Company, effective May 26, 2018.

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In connection with his appointment, Mr. Cesario and the Company entered into the Cesario Employment Agreement described above in Item 1.01 of this Report, the terms of which are incorporated by reference in this Item. Pursuant to the Cesario Employment Agreement, Mr. Cesario will be granted a one-time sign-on restricted stock award of 643,501 shares of restricted stock (the “RSAs”) pursuant to the Company’s 2014 Omnibus Incentive Plan (the “Plan) on July 23, 2018 (the “Date of Grant”), which is the date that is 90 days after Mr. Cesario’s start date as an employee with the Company. 100% of the RSAs will vest on April 23, 2020. The RSAs will also fully vest upon a trigger event, including the sale of the Company or a merger that results in a change of control. On the Date of Grant, Mr. Cesario will additionally be granted the Cesario Options. 25% of the Cesario Options will vest on the Date of Grant and the remaining 75% will vest 1/33 on each of the next 33 months thereafter. The Cesario Options will fully vest upon a trigger event, including the sale of the Company or a merger that results in a change of control. The foregoing summary provides only a brief description of the stock option award agreement for the Cesario Options. The summary does not purport to be complete and is qualified in its entirety by the full text of the Cesario Option, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

The information disclosed in Items 1.01 and 3.02 of this Report is incorporated into this Item 5.02 by reference.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated May 25, 2018, between Nemus Bioscience, Inc. and Douglas Cesario

10.2	Stock Option Agreement, dated May 25, 2018, between Nemus Bioscience, Inc. and Douglas Cesario

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nemus Bioscience, Inc.

Date: June 1, 2018	By:	/s/ Brian Murphy
Brian Murphy
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated May 25, 2018, between Nemus Bioscience, Inc. and Douglas Cesario

10.2	Stock Option Agreement, dated May 25, 2018, between Nemus Bioscience, Inc. and Douglas Cesario

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